SHAREHOLDERS' AND VOTING AGREEMENT
                       ----------------------------------

     This Shareholders' and Voting Agreement (the "Agreement") is made this day of January, 2000, by and among DSI Toys, Inc., a Texas corporation (the "Company"), MVII, LLC, a limited liability company formed under the laws of the State of California ("MVII"), and Walter S. Reiling and Susan Reiling (collectively, "Reiling"). MVII and Reiling are sometimes hereinafter referred to as the "Shareholders".

                                    RECITALS:
                                    --------

     WHEREAS, the Company has an authorized capitalization of thirty-five million shares of common stock, par value $.01 per share (the "Common Shares");

     WHEREAS, the Company, Reiling and Meritus Industries, Inc., a New Jersey corporation ("Meritus") have entered into an Agreement and Plan of Merger, dated October 7, 1999 (the "Merger Agreement"), pursuant to which Meritus shall be merged into the Company and the Company shall be the surviving corporation (the "Merger").

     WHEREAS, upon the closing under the Merger Agreement and the completion of the Merger, the Shareholders will collectively own the majority of the issued and outstanding Common Shares; and

     WHEREAS, the Shareholders desire to agree among themselves and with the Company with respect to certain matters relating to their respective Common Shares including, without limitation, restrictions on certain transfers and purchases of the Common Shares, and the exercise of the voting rights evidenced by the Common Shares.

                                   AGREEMENT:
                                   ---------

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the Company and the Shareholders agree as follows:

                                    ARTICLE I
                                VOTING AGREEMENT
                                ----------------

     1.01     Number  of  Directors.  The  Shareholders agree that the number of
              ---------------------
directors which shall comprise the Board of Directors of the Company shall be changed from six (6) to seven (7) within thirty (30) days of the date first above written; provided, however, the number of directors which shall comprise the Board of Directors of the Company may be changed from time to time as permitted by the Company's Articles of Incorporation, Bylaws and by law.

     1.02     Nomination  of  Directors.
              -------------------------

          (a) MVII is currently entitled to nominate all but two (2) of the total number of directors of the Company. The remaining two (2) directors of the Company are entitled to be nominated by certain additional Shareholders of the Company pursuant to the terms and conditions of that certain Shareholders and Voting Agreement dated April 15, 1999 (the "Prior Agreement").

               (i) Throughout the term of this Agreement, Reiling shall be entitled to nominate one (1) of the directors of the Company MVII is entitled to nominate.

               (ii) MVII and Reiling shall have the exclusive right to nominate any director to replace a director previously nominated by it who has vacated his or her directorship by reason of death, resignation, or removal.

               (iii) With respect to the nominees of MVII and Reiling, the Company shall be entitled to rely on written notice from E. Thomas Martin on behalf of MVII and from Walter S. Reiling on behalf of Reiling, as to the identity of each Shareholder's nominees (Mr. Martin and Mr. Reiling are referred to herein as a "Spokesperson"). MVII and Reiling may change its Spokesperson by giving the Company written notice of a change in such Spokesperson. Reiling's initial nominee for director is Walter S. Reiling. MVII shall use its best efforts to cause the current board of directors of the Company to vote in favor of Walter S. Reiling to fill the vacancy created by adding an additional seat on the Company's board of directors as provided in
          Section 1.01 of this Agreement.

          (b) At least sixty (60) days prior to any meeting of the Shareholders at which an election of directors is to be held, the Company shall send to each Spokesperson a notice of such meeting soliciting from such individual the names of the persons that MVII and Reiling respectively wish to nominate as members of the Board of Directors of the Company. Such nominations must be received by the Company within fifteen (15) days following the date of the Company's notice soliciting nominations.

     1.03     Election  of  Directors  and  Irrevocable Proxy. In exercising any
              -----------------------------------------------
voting rights to which the Shareholders may be entitled by virtue of owning Common Shares, the Shareholders shall, with respect to the election of directors of the Company, vote the number of Common Shares that the Shareholders own for election of the individuals nominated by MVII and Reiling, from time to time, pursuant  to  Section  1.02  of  this Agreement as the directors of the Company.
              -------------
Reiling shall execute an irrevocable proxy, in a form approved by the Board of Directors, appointing MVII as proxy for the limited purpose of authorizing MVII to vote Reiling's Common Shares (a) for the election of the directors to the Board of Directors in accordance with this Agreement; (b) any matter affecting the size or composition of the Board of Directors of the Company; (c) with respect to any matter relating to the creation or composition of any committee of the Board of Directors of the Company; and (d) with respect to any proposal to amend or modify the Company's bylaws or articles of incorporation for the sole purpose of affecting the matters described in clauses (b) and (c) of this
Section 1.03. Such irrevocable proxies shall have the same duration as Article I of this Agreement. Reiling shall retain the right to vote his or her Common Shares with respect to all other matters that are put before the Company's shareholders.

     1.04     Removal  of  Directors.  MVII  shall not vote its Common Shares or
              ----------------------
Reiling's Common Shares as proxy in favor of removal of a director nominated by Reiling unless so requested by Reiling, as required by law.

     1.05     Voting  Agreement.  The  provisions  contained  in  this Article I
              -----------------
constitute a voting agreement made pursuant to the provisions of the Texas Business Corporation Act. A counterpart of this Agreement will be deposited with the Company at its principal office and is subject to the same rights of examination by any shareholder of the Company, in person or by agent or attorney, as are the Company's books and records.

     1.06     Term  of Voting Agreement.  The voting agreement in this Article I
              -------------------------
will terminate upon the earlier of (i) the fifth anniversary of the date first above written, (ii) the written agreement of the Company, MVII and Reiling, or
(iii)  the  dissolution  of  the  Company.

                                   ARTICLE II
                              TRANSFER RESTRICTIONS
                              ---------------------

     2.01     Right  of  First  Refusal  in Connection With Transfers Other Than
              ------------------------------------------------------------------
Public Transfers. Subject to the provisions hereof, before any Common Shares may
   -------------
be transferred, sold, assigned, conveyed, pledged or otherwise disposed or delivered by Reiling or a Permitted Transferee (as hereinafter defined) (a "Transfer") to any individual, firm, company, corporation, unincorporated association, partnership, trust, joint venture or other entity (a "Proposed Transferee") in any transaction other than a transaction effected on the Nasdaq Stock Market or any stock exchange or over-the-counter trading system on which the Company's Common Shares are traded (a "Public Transfer"), the Common Shares shall first be offered to MVII in the following manner:

          (a) If Reiling or a Permitted Transferee proposes to Transfer any Common Shares (the "Selling Shareholder"), then the Selling Shareholder shall give a written notice (the "Seller Notice") to MVII stating (i) the Selling Shareholder's bona fide intention to Transfer such Common Shares;
     (ii) the name of the Proposed Transferee; (iii) the number of Common Shares the Selling Shareholder desires to Transfer (the "Offered Shares"); and
     (iv) the price for which the Selling Shareholder proposes to Transfer the Offered Shares. MVII shall thereafter have an option to purchase the Offered Shares in accordance with the provisions set forth below.

          (b) MVII will have an option, for fifteen (15) Business Days (as hereinafter defined) after receiving the Seller Notice, to give written notice to the Selling Shareholder and the Company of its election to purchase all, but not less than all, of the Offered Shares. The purchase price and other terms at which the Offered Shares are offered to MVII shall be the price and terms specified in the Seller Notice. A "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which banks in Houston, Texas are authorized or required to close.

          (c) In the event MVII does not elect to purchase all of the Offered Shares, the Selling Shareholder may thereafter Transfer all of the Offered Shares in accordance with Section 2.01(e) hereof free of the right of first
                               ---------------
     refusal and voting agreement set forth in this Agreement (subject to such right of first refusal being revived as provided in Section 2.01(e)
                                                                ----------------
     hereof).

          (d) If timely exercised by MVII pursuant to Section 2.01(b) hereto, the right to purchase the Offered Shares shall be exercised by written notice, signed by MVII, and delivered or mailed to the Company and the Selling Shareholder as provided in Section 3.01(h). Such notice shall
                                           ----------------
     specify the time, place and date for settlement of such purchase, which shall be held within ten (10) Business Days after the expiration of the notice period specified in Section 2.01(b).
                                ---------------

          (e) If MVII has not exercised its right of first refusal to purchase the Offered Shares in accordance with Section 2.01(d) hereof, the Selling
                                           ----------------
     Shareholder may thereafter Transfer the Offered Shares free of the right of first refusal and voting agreement contained in this Agreement to the Proposed Transferee at the price and on the terms specified in the Seller Notice or at a higher price but with no material change in the other terms, provided that such Transfer is consummated within ninety (90) days of the date of the Seller Notice. If the Selling Shareholder fails to consummate the Transfer within such ninety (90) day period, the purchase rights of MVII provided hereby shall be deemed to be revived with respect to such shares and no Transfer of Common Shares shall be effected without first offering such shares in accordance herewith.

          (f) Notwithstanding anything contained in this Agreement to the contrary, any Reiling shall be entitled to Transfer his/her Common Shares without complying with this Section 2.01 (i) to his/her spouse, their lineal descendants, a trust established for the benefit of members of their immediate family or to a limited partnership of which any Reiling is the general partner and all limited partners are his/her lineal descendants ("Permitted Transferee"), provided that the Permitted Transferee agrees to be bound by all of the terms and conditions of this Agreement, (ii) pursuant to the co-sale rights set forth in Section 2.04 hereof, and (iii) to an unaffiliated commercial third-party lender as collateral security for indebtedness only, provided such lender agrees to be bound by the voting agreement in Article I of this Agreement. If Reiling or any Permitted Transferee pledges any Common Shares held by it as collateral for indebtedness as provided in this Section 2.01(f), simultaneous with such pledge, Reiling or any Permitted Transferee shall notify MVII of such pledge, the name, address and phone number of the pledgee party, and the type and amount of indebtedness secured by the collateral. If there shall occur an event of default in connection with repayment of the indebtedness or any other event giving rise to the pledgee party's right to foreclose on the collateral or accept or take the collateral in lieu of foreclosure, or any event that otherwise allows or permits the pledgee party to become the owner of the collateral, then Reiling or any Permitted Transferee shall immediately notify MVII of such event or occurrence.

     2.02     Right  of  First  Refusal  in  Connection  with  Public Transfers.
              -----------------------------------------------------------------
Subject to the provision hereof, Common Shares may be Transferred to any Proposed Transferee in a Public Transfer under the following circumstances:

          (a) From time to time Reiling or a Permitted Transferee (a "Public Selling Shareholder") may deliver a written notice to MVII (the "Public Transfer Notice") stating (i) the maximum number of Common Shares that such Public Selling Shareholder intends to sell during the next sixty (60) days (the "Public Offered Shares"), and (ii) the minimum price at which such Public Selling Shareholder intends to sell such Common Shares. MVII shall thereafter have an option to purchase all or a part of the Public Offered Shares in accordance with the provisions set forth below.

          (b) MVII will have an option, for five (5) Business Days after receiving the Public Transfer Notice, to give written notice to the Public Selling Shareholder and the Company of its election to purchase all or part of the Public Offered Shares. The purchase price at which the Public Offered Shares are offered to MVII shall be the price and terms specified in the Public Transfer Notice.

          (c) In the event MVII does not elect to purchase 100% of the Public Offered Shares, the Public Selling Shareholder may thereafter effect a Public Transfer of the balance of the Offered Shares in accordance with
     Section  2.02(e)  hereof  free of the  right of first  refusal  and  voting
     ----------------
     agreement set forth in this Agreement (subject to such right of first refusal being revived as provided in Section 2.02(e) hereof).
                                          ---------------

          (d) If exercised by MVII pursuant hereto, the right to purchase the Public Offered Shares shall be exercised by written notice, signed by MVII, and delivered or mailed to the Public Selling Shareholder and the Company as provided in Section 3.01(h). Such notice shall specify the time, place
                    ----------------
     and date for settlement of such  purchase,  which shall be held within five
     (5) Business Days after the  expiration  of the notice period  specified in
     Section 2.02(b).
     ---------------

          (e) If MVII has not exercised its rights of first refusal to purchase 100% of the Public Offered Shares in accordance with Section 2.02(a)
                                                                ----------------
     hereof, the Public Selling Shareholder may thereafter effect one or more Public Transfers of such remaining Common Shares free of the right of first refusal and voting agreement contained in this Agreement at a price not less than the price specified in the Public Seller Notice, provided that, with respect to any Common Shares not Transferred within sixty (60) days of the date of the Public Seller Notice, the purchase rights of MVII provided hereby shall be deemed to be revived with respect to such shares and no Transfer of Common Shares shall be effected without first offering such shares in accordance herewith.

     2.03     Continuing  Rights. The exercise or non-exercise of co-sale rights
              ------------------
pursuant  to  Section  2.04 hereunder shall not adversely affect MVII's right of
              -------------
first refusal with respect to subsequent Transfers by Reiling or any Permitted Transferee pursuant to this Agreement. Subject to the provisions of Section
                                                                         -------
1.06,  the  provisions  of  this Agreement shall continue to apply to all Common
----
Shares unless and until they are transferred to a third party in accordance with the terms and provisions of this Article II.

     2.04     Co-Sale  Rights.
              ---------------

          (a) MVII shall not Transfer in any one transaction or series of related transactions more than forty percent (40%) of the total number of Common Shares standing in its name as of the date of this Agreement unless Reiling or any Permitted Transferee is permitted to sell a number of Common Shares owned by Reiling or any Permitted Transferee determined in accordance with Section 2.04(c) to the third-party offeror at the same
                       ----------------
     price and on the same terms as the offer is proposed to be effected (a "Third-Party Offer") to MVII.

          (b) MVII shall cause the Third Party Offer to be reduced to writing and shall send written notice of the Third Party Offer, including the name of the offeror, the number of Common Shares the offeror proposes to purchase, and the price and other terms the offeror proposes for the purchase of the Common Shares (the "Inclusion Notice") to Reiling in the manner specified in Section 3.01(i). Within fifteen (15) Business Days
                          ----------------
     after delivery of the Inclusion Notice, Reiling or any Permitted Transferee
                                     ------
     may accept the offer included in the Inclusion Notice by furnishing written notice of such acceptance to MVII. If Reiling or any Permitted Transferee fails to accept such offer within such time period, MVII shall be free, at any time within the next 180 days from the date of the Inclusion Notice to sell its shares to such third party on the terms contained in the Third Party Offer free and clear of the terms and conditions of this Agreement.

          (c) Reiling or any Permitted Transferee shall have the right to sell pursuant to the Third Party Offer, free and clear of MVII's right of first refusal and the voting agreement, a number of Common Shares equal to the product of (x) the number of Common Shares covered by the Third Party Offer and (y) a fraction, the numerator of which is the total number of Common Shares then owned by the Reiling or the Permitted Transferee, in each case, who has elected to sell under this Section 2.04 and the denominator of which is the total number of Common Shares then owned by MVII, Reiling and all of the Permitted Transferee(s).

     2.05     Terms  of  Article  II.  The  provisions  of this Article II shall
              ----------------------
continue in full force and effect with respect to any Common Shares subject thereto until such time as such Common Shares have been transferred in accordance with this Agreement free and clear of the restrictions set forth in this Article II.

                                   ARTICLE III
                                  MISCELLANEOUS
                                  -------------

     3.01     Miscellaneous.  The following miscellaneous provisions shall apply
              -------------
to  this  Agreement.

          (a) Spouse's Interest in Common Shares. By their signatures below, the
              -----------------------------------
     spouse of each Reiling shareholder (a "Spouse") agrees to be bound in all respects by the terms of this Agreement to the same extent as the remaining Reiling. Each Spouse further agrees that should he or she predecease or become divorced from a Reiling shareholder, any of the Common Shares in which he or she may have any interest shall remain subject to all of the restrictions and to all of the rights of the Company and MVII as contained in this Agreement. Whenever reference is made in this Agreement to "Common Shares," unless the context clearly requires otherwise, such Common Shares will include any community property or other interest of a Reiling Shareholder's Spouse, in such Common Shares.

          (b) Indemnification. Reiling agrees to jointly and severally indemnify
              ---------------
     and hold harmless MVII and the Company from and against any and all damages, losses, claims, liabilities, demands, charges, suits and penalties MVII or the Company incurs or to which MVII or the Company becomes subject arising out of any breach or default by Reiling or any Permitted Transferee of any of the provisions of this Agreement, and MVII agrees to indemnify and hold harmless Reiling and the Company from and against any and all damages, losses, claims, liabilities, demands, charges, suits and penalties Reiling or the Company incurs or to which Reiling or the Company becomes subject arising out of any breach or default by MVII of any of the provisions of this Agreement.

          (c) Remedies.  The parties hereto acknowledge that remedies at law for
              --------
     any breach or attempted breach of the provisions of this Agreement will be inadequate, and therefore each party to this Agreement will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach by any other party. Each party to this Agreement waives any requirements for securing or posting any bond in connection with obtaining any such injunctive or other equitable relief.

          (d)  Amendments  and Waivers.  Any  modification  or amendment  to, or
               ----------------------
     waiver of, any provision of this Agreement may be made only by an instrument in writing executed by the Company, MVII and Reiling.

          (e) Successors and Assigns.  Subject to the  restrictions  on transfer
              ----------------------
     and assignment contained in this Agreement, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          (f) Severability.  If any provision of this Agreement shall be held to
              ------------
     be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

          (g) Waiver. No failure or delay on the part of any party in exercising
              ------
     any right, power or privilege hereunder or under any of the other agreements, instruments or documents delivered in connection with this Agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

          (h) Notices. All notices, requests, consents, and other communications
              -------
     under this Agreement shall be in writing and shall be delivered personally, or by overnight delivery service, or by facsimile transmission (with a copy sent by overnight delivery service) to the parties at the addresses or facsimile numbers set forth below:

     If to the Company, at DSI Toys, Inc., 1100 W. Sam Houston Parkway N., Suite A, Houston, Texas 77043, Attention: Rob Weisgarber (fax: 713/365-9911).

     If  to  MVII,  at  MVII,  LLC,  654 Osos Street, San Luis Obispo, CA 93401,
Attention: E. Thomas Martin (fax: 805/545-7590) or at such other address or addresses as may have been furnished in writing by the Shareholder to the Company, with a copy to Andre, Morris & Buttery, 1102 Laurel Lane, San Luis Obispo, CA 93401, Attention: J. Todd Mirolla, Esq. (fax: 805/543-0752).

     If to Reiling or a Permitted Transferee, at the address set forth opposite each Reiling Shareholder's name on the signature pages attached hereto, with a copy to Graham, Curtin & Sheridan, 4 Headquarters Plaza, Morristown, New Jersey 07962, Attention: Robert P. Regimbal, Esq. (fax: 973/292-1767).

     Notice so given shall, in the case of notice so given by overnight delivery service, on the date of actual delivery, in the case of notice so given by facsimile transmission, on the later of twenty-four (24) hours after actual transmission or on the date of actual delivery of the copy sent by overnight delivery service or, in the case of personal delivery, on the date of actual delivery.

          (i)  Attorney's  Fees.  In the  event  that a  party  brings  suit  or
               ----------------
     otherwise attempts to collect damages or enforce this Agreement in connection with a breach of any of the terms and conditions of this Agreement, the prevailing party shall be entitled to reimbursement from the losing party (severally in proportion to their fault in the case of a suit against more than one person) of the prevailing party's reasonable attorney's fees and costs.

          (j) Headings. The headings of the articles, sections,  subsections and
              --------
     paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (k) Governing Law. This  Agreement  shall be governed by and construed
              -------------
     in accordance with the laws of the State of Texas.

          (l)  Counterparts.  This  Agreement  may be  executed in any number of
               ------------
     counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          (m)  Effective  Date.  This  Agreement is effective as of the date and
               ---------------
     year first above written.


/  /  /


/  /  /


/  /  /


/  /  /

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          DSI  TOYS,  INC.


                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          MVII,  LLC


                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________


                                          REILING

Address:
15  Woodcrest  Drive            ___________________________________
Morristown,  NJ  07960          WALTER  S.  REILING


Address:
15  Woodcrest  Drive            ___________________________________
Morristown,  NJ  07960          SUSAN  REILING

                                SPOUSAL CONSENT
                                ---------------


     Each of the undersigned is fully aware of, understands, and fully consents to the provisions of this Agreement and its binding effect upon any community property or other interest that he or she may now or hereafter own in the Common Shares subject to this Agreement, and agrees that the termination of his or her marital relationship with his/her spouse for any reason, including his or her death, will not remove any Common Shares otherwise subject to this Agreement from the coverage of this Agreement and that his or her awareness, understanding, consent, and agreement are evidenced by his or her signature to this Agreement.



                                          ______________________________
                                          WALTER  S.  REILING



                                          ______________________________
                                          SUSAN  REILING


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